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                                                                 EXHIBIT 10.5




                      RELEASE AND CONSENT TO ASSIGNMENT



        This Consent to Assignment and Release is made and entered into this 18th day of April, 1997 by U.S. Long Distance, Inc., a Texas corporation ("USLD") to and for the benefit of XETA Corporation, an Oklahoma corporation ("XETA").

        FOR good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USLD agrees to and does hereby release any and all liens, security interests, claims, rights of set off, and other rights of any nature whatsoever, against any and all assets of Americom Communications Services, Inc., an Oklahoma corporation (Borrower), including without limitation any present or future commissions earned by Borrower from USLD or any other person or entity, any revenues or rights of Borrower to payment, any contract rights held by Borrower, and any equipment of Borrower, which USLD holds or claims as collateral security or otherwise for the payment of the following indebtedness of Borrower to USLD: (i) that certain Renewal and Extension of Promissory Notes dated October 1, 1996 in the original principal amount of $166,716.76, and (ii) that certain loan against future commissions in the amount of $520,000 evidenced by that certain Promissory Note dated September 11, 1996 in the amount of $520,000, made pursuant to the Addendum No. 2 dated September 11, 1996 to Master Agency Agreement dated November 20, 1992 by and between Borrower and USLD. This release is given in exchange for, and all of USLDs collateral rights are being replaced by, that certain Guaranty Agreement of even date herewith made by XETA Corporation for the benefit of USLD, a copy of which is attached hereto as Exhibit "A." In furtherance of the foregoing release, USLD agrees to promptly file UCC termination statements where necessary to terminate its security interests in assets of Borrower.

        USLD further consents to the assignment by Borrower to XETA of all present and future commissions owing by USLD to Borrower, together with the contract rights underlying such commissions, set forth in the Assignment from Borrower to XETA, a copy of which is attached hereto as Exhibit "B."

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Release and Consent to Assignment the day and year first above written.


                                          U. S. Long Distance, Inc.



                                          By:     /s/ Larry M. Jones
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